                                                                   EXHIBIT 10.30


                            AMENDMENT NUMBER ONE TO
                   MASTER DEVELOPMENT AND LICENSE AGREEMENT


     THIS AMENDMENT NUMBER ONE TO MASTER DEVELOPMENT AND LICENSE AGREEMENT (the "Amendment") by and between Security Dynamics Technologies, Inc., a Delaware corporation, together with its Affiliates (collectively, "SDTI") and VeriSign, Inc., a Delaware corporation ("VeriSign"), is made this __ day of December, 1998 (the "Effective Date") with respect to that certain Master Development and License Agreement dated September 30, 1997 between SDTI and VeriSign (the "Master Agreement").


                                   RECITALS

     WHEREAS, pursuant to the Master Agreement, SDTI engaged VeriSign to customize certain computer software owned by VeriSign which related to digital certificate authentication and local registration authority (the customized software was referred to in the Master Agreement and herein as the "Developed Technology");

     WHEREAS, VeriSign granted to SDTI a nonexclusive license under VeriSign's Intellectual Property Rights in its Pre-Existing Technology (each as defined in the Master Agreement) to the extent it is incorporated in the Developed Technology to use, copy, modify and prepare derivative works of the Developed Technology, and to distribute the Developed Technology to End-Users; and

     WHEREAS, SDTI and VeriSign desire to amend the Master Agreement to provide that: (a) for a period of up to five (5) years from the Effective Date, VeriSign will appoint SDTI its exclusive licensee for the Developed Technology, pursuant to SDTI's payment of certain amounts described in this Amendment; and (b) SDTI will embed in the Developed Technology certain software code owned by VeriSign in order to ensure that the Developed Technology remains Functionally Compatible (as defined below) with the VeriSign OnSite Platform (as defined below).


                                   AGREEMENT

     NOW THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual consideration recited therein and contained herein, the parties agree as follows:

1)  Defined Terms.  Any capitalized terms used herein without definition shall
    --------------
    have the meaning ascribed to such terms in the Master Agreement.

2) The following new defined terms are added to Section 1 of the Master Agreement (Definitions):
               -----------

    1.23 "Affiliate" means any entity controlled by, controlling, or under common control with, SDTI.

    1.24 "Bundled Products" means a hardware or software product or service created by a third party which incorporates the Developed Technology or the Products.

    1.25 "Contract Year" means, initially, the 364 consecutive days following the Effective Date, and thereafter, each consecutive twelve-month period.


    1.26 "Functionally Compatible" means that the Developed Technology and the VeriSign OnSite Platform are designed to enable a user of either product to switch to the other product while maintaining much of that user's application investment in the original product. The parties anticipate that this objective will be accomplished primarily by providing for certificate lifecycle protocol compatibility for applications and toolkits interfacing with the products.

          The term "Functionally Compatible" does not require: (A) that the administrative interfaces for the Developed Technology and the VeriSign OnSite Platform be identical, nor (B) that the management and/or operation of the Developed Technology and the VeriSign OnSite Platform be substantially similar.

    1.27 "Net Revenue" means: (i) with respect to each sale or license of Developed Technology and Products to any OEM, revenue which is recognized by SDTI in accordance with generally accepted accounting principles, net of discounts and returns, and (ii) with respect to each sale or license of the VeriSign OnSite Service to any New OnSite Customer, revenue which is recognized by VeriSign in accordance with generally accepted accounting principles, net of discounts and returns.

    1.28 "New OnSite Customer" means any third party who purchases or licenses the VeriSign OnSite Service subsequent to that party's purchase of Products and/or Developed Technology from SDTI.

    1.29 "OEM" means any third party engaged in the business of creating and selling Bundled Products to End Users under OEM's own trademarks by virtue of the authority of SDTI.

    1.30 "Updates" means, collectively, Upgrades, Enhancements, and Error Corrections.

    1.31 "VAR" means any third party in the business of reselling or distributing the Developed Technology or Products not as part of any Bundled Product, whether under its own trademarks or trademarks specified by SDTI, by virtue of the authority of SDTI.

    1.32 "VeriSign OnSite Platform" means the public key infrastructure platform created by VeriSign and required by End-Users to implement the VeriSign OnSite Service, and any successor or replacement platforms.

    1.33 "VeriSign OnSite Service" means that digital certificate management and issuing service marketed by VeriSign and currently known as "OnSite", and any successor or replacement services.


3)  Section 4.2 (Developed Technology) of the Master Agreement is hereby deleted
                 --------------------
    in its entirety and replaced with the following new Section 4.2:

    4.2  Developed Technology.  On the terms and subject to the conditions set
         --------------------
         forth herein, VeriSign grants to SDTI an exclusive (subject to the provisions of Paragraph 5 of Exhibit E of the Master Agreement),
                                      ---------
         perpetual, worldwide license, under VeriSign's Intellectual Property Rights in its Pre-Existing Technology to the extent that it is incorporated in the Developed Technology to:

               (a) use, copy, modify, and prepare derivative works of the Developed Technology in Source Code Form and Object Code Form;

               (b) license, copy and distribute the Developed Technology and Products in Source Code Form and Object Code Form to OEMs, with rights to: (i) modify functions contained in the Developed Technology, (ii) prepare derivative works of the Developed Technology, (iii) incorporate the Developed Technology into OEM's products in order to create Bundled Products, and (iv) sublicense its rights with respect to the Developed Technology in Object Code Form as part of the Bundled Products to OEM's licensees for use only in their own products;

               (c) license, copy and distribute the Developed Technology and Products in Object Code Form to VARs, with rights to further distribute or resell the Products; and

               (d) copy and distribute the Developed Technology in Source Code Form (solely for deposit into escrow at the request of any End-User) and Object Code Form to End-Users.

    Notwithstanding anything to the contrary contained herein, from time to time VeriSign may develop and sell software modules or other programs which: (1) are part of the Developed Technology, and (2) are required by VeriSign to be distributed in Source Code Form to users. In such event, the rights granted to SDTI herein shall permit SDTI to copy and distribute such software in Source Code Form to VARs and End-Users.

    SDTI acknowledges that it shall retain its exclusive status for any Contract Year only if SDTI elects to prepay the royalties for such Contract Year in accordance with Section 5 of Exhibit E to the Master Agreement.
                                         ---------

    VeriSign acknowledges and agrees that so long as SDTI retains its exclusive status, VeriSign shall have no right to license, sell, market or distribute the Developed Technology to any third party. Notwithstanding the foregoing, SDTI acknowledges and agrees that during the term of this Agreement, VeriSign may license or distribute to Strategic Partners (as defined below) technology which performs functions substantially similar to the Developed Technology (but which utilizes a code base substantially different from the code base of the Developed Technology) for the purpose of permitting those Strategic Partners to create a certificate issuing and management service substantially similar to the VeriSign OnSite Service or VeriSign's public certificate services (each, a "Similar Service"). For purposes of this paragraph, the term "Strategic Partner" shall mean: (i) any third party located outside of the United States with whom VeriSign contracted to create a Similar Service, or (ii) any third party with whom VeriSign has contracted to create an industry-specific vertical market for a Similar Service, regardless of the geographic location of that entity.

    During the term of this Agreement, SDTI may not: (i) license the Developed Technology to any third party or use the Developed Technology itself for the purposes of creating and marketing a service similar in purpose to the VeriSign OnSite Service, or (ii) except as expressly permitted herein, perform or permit any sublicensing or other distribution of the Developed Technology in Source Code Form. SDTI's rights in the Developed Technology licensed hereunder shall be limited to those expressly granted in this Agreement.

4)  The following new paragraph is inserted at the end of Section 4.3 (Access to
                                                                       ---------
    Technology) of the Master Agreement:
    ----------

    During the term of this Agreement, VeriSign shall provide to SDTI the technical support and design consulting services set forth on Exhibit H attached hereto. SDTI shall incorporate certain portions of the VeriSign OnSite Platform into the Developed Technology, as SDTI's product release schedule permits, in order to ensure that the Developed Technology is Functionally Compatible with the VeriSign OnSite Platform. In addition, VeriSign shall ensure that the VeriSign OnSite Platform remains Functionally Compatible with the Developed Technology.

5)  Section 4.4 (Trademarks) of the Master Agreement is amended by adding the
                 ----------
    following new paragraph (d) following existing Section 4.4(c):

    (d) Notwithstanding anything to the contrary contained herein, VeriSign acknowledges that: (i) SDTI shall have the right to market, distribute and sell the Developed Technology and Products under its own trademarks, and (ii) SDTI may permit OEMs and VARs to market, distribute and sell the Developed Technology and Products under such party's trademarks.

6) The following new Section 6.5 is inserted at the end of Section 6 (VeriSign's Obligations and Development Undertakings) of the Master
     ---------------------------------------------------
    Agreement:

       6.5  Transfer of Existing OEMs and Prospect List to SDTI.
            ----------------------------------------------------

               (a)  Transfer of Existing OEMs to SDTI.  VeriSign acknowledges
                    ----------------------------------
                    that, as of the date hereof, it has licensed the Developed Technology to certain OEMs, including Cisco Systems. In order to assure that those OEMs receive consistent support and maintenance for the Developed Technology, VeriSign shall use its best efforts to transfer customer support obligations for those customers to SDTI. To that end, VeriSign shall deliver to SDTI at no charge, within 30 days following the Effective Date, all information currently in VeriSign's possession which SDTI could reasonably be expected to find useful in order to assume customer support for those OEMs, including but not limited to customer contracts, support records and bug tracking databases. Following the Effective Date, VeriSign and SDTI will work together to: (i) inform those OEMs of the transition, and
                    (ii) effect the transition in an orderly fashion, including but not limited to implementation of a process pursuant to which any maintenance and support calls relating to the Developed Technology from those customers who elect to receive support from SDTI that are received by VeriSign are forwarded to SDTI.

               (b)  Transfer of VeriSign Prospect List to SDTI.  In furtherance
                    ------------------------------------------
                    of the transactions contemplated by this Agreement, within 30 days following the Effective Date, VeriSign will transfer to SDTI its prospect list for potential purchasers of the Developed Technology. VeriSign will provide reasonable assistance to SDTI in connection with the transition of these prospects to SDTI's sales force, including but not limited to assistance with sales calls, and introductions to customer contacts. Thereafter, VeriSign shall direct any new leads for the Developed Technology to SDTI, and following the Effective Date, the parties will implement a process pursuant to which all such leads are so directed to SDTI's sales force.

7)  Section 9 of the Master Agreement (License Fees; Royalty Payments) is
                                       ------------------------------
    amended by inserting the following new Section 9.6 after existing Section
    9.5:

    9.6  Prepaid Royalties. SDTI shall prepay royalties as described in
         ------------------
         Paragraph 4 of Exhibit E hereto in order to maintain its status as
                        ---------
         exclusive distributor of the Developed Technology.

8)  Section 10 (Confidential Information) of the Master Agreement is amended by
                ------------------------
    inserting the following new Section 10.5 after existing Section 10.4:

    10.5 News Releases. Following execution of this Agreement, SDTI and VeriSign
         -------------
    will jointly issue a news release regarding the transactions contemplated in this Agreement. Otherwise, no public statements inconsistent with previously authorized and released news releases shall be made or released to any medium except with the prior approval of the other party, or as required by law or governmental regulation.

9)  Exhibit C to the Master Agreement (Statement of Work) is hereby amended by
    ---------
    adding to the conclusion thereof the additional text contained in the attached Exhibit C.
             ---------

10) The following new paragraphs 4 though 7 are added to Exhibit E to the Master Agreement (License and Royalty Payments):
                      ----------------------------

         4) License Expansion Fee. Upon execution of this Amendment, SDTI shall
            ---------------------
            pay VeriSign a license expansion fee equal to Five Hundred Thousand Dollars ($500,000) in consideration of VeriSign's expansion of license rights granted to SDTI pursuant to the Master Agreement.

         5) Royalties on Sales of Products.
            ------------------------------

               (a)  Sales to OEMs. During the term of this Agreement, in
                    --------------
                    connection with the sale or license of Products to an OEM, SDTI shall pay VeriSign the following royalties as follows:

                    (i)  Object Code Licenses. With respect to licenses of the
                         ---------------------
                         Developed Technology in Object Code Form, SDTI will pay VeriSign a royalty equal to:

                         1. zero percent (0%) until such time as SDTI has
                            received Net Revenue equal to Two Million Eight Hundred Thousand Dollars ($2,800,000) from OEMs who have licensed the Developed Technology in Object Code Form; and

                         2. the greater of (A) eighteen percent (18%) of Net
                            Revenue, and (B) eighteen percent (18%) of sixty percent (60%) of RSA's current list price for such a license, after such time as SDTI has received Net Revenue in an amount greater than Two Million Eight Hundred Thousand Dollars ($2,800,000) from OEMs who have licensed the Developed Technology in Object Code Form; and

                         (ii) Source Code Licenses. With respect to licenses of
                              ---------------------
                         the Developed Technology in Source Code Form, SDTI will pay VeriSign a royalty equal to Fifty Percent (50%) of Net Revenue derived from the sale or license of Developed Technology in Source Code Form to the OEM; provided however, that SDTI will also pay VeriSign the
                         ----------------
                         royalty specified in section 4(a)(i) above with respect to any sales or licenses of Developed Technology in Object Code Form to such OEM. Amounts due to VeriSign pursuant to each sale or license described in this paragraph 4(a)(ii) shall equal not less than Twenty-five Thousand Dollars ($25,000).

                         Notwithstanding the foregoing, in the event that any OEM desires to receive a copy of the Products in Source Code Form to place in escrow pursuant to an executed Source Code Escrow Agreement in effect between SDTI and that OEM, then SDTI shall not be obligated to pay VeriSign any royalties in connection with that copy of the Product placed in escrow; provided that in the
                                                       --------
                         event that such copy of the Product is released from escrow following the occurrence of any release condition specified in the escrow agreement, then SDTI shall pay VeriSign the royalties set forth in this paragraph 4(a)(ii).

               (b)  Sales to VARs. During the term of this Agreement, in
                    --------------
                    connection with the sale or license of Products to a VAR, SDTI shall not be obligated to pay VeriSign any royalties.

               SDTI shall be obligated to pay the royalties set forth in this Paragraph 4 only after SDTI has recouped in full all amounts prepaid by SDTI pursuant to paragraph 6 of this Exhibit E. In order to permit VeriSign to calculate royalties due to it pursuant to the terms of Paragraph 4(a)(i) above, SDTI shall deliver to VeriSign from time to time its current published price list for the Developed Technology.

         6) Royalty Prepayments. SDTI will prepay royalties in the following
            ------------------
            amounts in order to maintain exclusive rights to distribute the Developed Technology during up to the first five Contract Years of the Agreement:

               (a) In order to maintain its exclusive status in the First Contract Year, SDTI will pay VeriSign an amount equal to One Million One Hundred and Thirty Five Thousand Dollars ($1,135,000) (the "First Royalty Prepayment"), payable as follows:

                    (i) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-two percent (22%) of the First Royalty Prepayment within forty-five (45) days following the commencement of the first Contract Year;

                    (ii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-four percent (24%) of the First Royalty Prepayment within forty-five (45) days following the commencement of the second quarter of the first Contract Year;

                    (iii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-six percent (26%) of the First Royalty Prepayment within forty-five (45) days following the commencement of the third quarter of the first Contract Year; and

                    (iv) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign twenty-eight percent (28%) of the First Royalty Prepayment within forty-five (45) days following the commencement of the fourth quarter of the first Contract Year.

               (b) In order to maintain its exclusive status in the second Contract Year, SDTI will pay VeriSign an amount equal to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the "Second Royalty Prepayment"), payable quarterly as follows:

                    (i) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-two percent (22%) of the Second Royalty Prepayment within forty-five (45) days following the commencement of the second Contract Year;

                    (ii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-four percent (24%) of the Second Royalty Prepayment within forty-five (45) days following the commencement of the second quarter of the second Contract Year;

                    (iii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-six percent (26%) of the Second Royalty Prepayment within forty-five (45) days following the commencement of the third quarter of the second Contract Year; and

                    (iv) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign twenty-eight percent (28%) of the Second Royalty Prepayment within forty-five (45) days following the commencement of the fourth quarter of the second Contract Year.

               (c) In order to maintain its exclusive status in the third Contract Year, SDTI will pay VeriSign an amount equal to Three Million Dollars ($3,000,000) (the "Third Royalty Prepayment"), payable quarterly as follows:

                    (i) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-two percent (22%) of the Third Royalty Prepayment within forty-five (45) days following the commencement of the third Contract Year;

                    (ii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-four percent (24%) of the Third Royalty Prepayment within forty-five (45) days following the commencement of the second quarter of the third Contract Year;

                    (iii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-six percent (26%) of the Third Royalty Prepayment within forty-five (45) days following the commencement of the third quarter of the third Contract Year; and

                    (iv) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign twenty-eight percent (28%) of the Third Royalty

                          Prepayment within forty-five (45) days following the commencement of the fourth quarter of the third Contract Year.

               (d) In order to maintain its exclusive status in the fourth Contract Year, SDTI will pay VeriSign an amount equal to Four Million Dollars ($4,000,000) (the "Fourth Royalty Prepayment"), payable quarterly as follows:

                    (i) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-two percent (22%) of the Fourth Royalty Prepayment within forty-five (45) days following the commencement of the fourth Contract Year;

                    (ii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-four percent (24%) of the Fourth Royalty Prepayment within forty-five (45) days following the commencement of the second quarter of the fourth Contract Year;

                    (iii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-six percent (26%) of the Fourth Royalty Prepayment within forty-five (45) days following the commencement of the third quarter of the fourth Contract Year; and

                    (iv) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign twenty-eight percent (28%) of the Fourth Royalty Prepayment within forty-five (45) days following the commencement of the fourth quarter of the fourth Contract Year.


               (e) In order to maintain its exclusive status in the fifth Contract Year, SDTI will pay VeriSign an amount equal to Four Million Dollars ($4,000,000) (the "Fifth Royalty Prepayment"), payable quarterly as follows:

                    (i) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-two percent (22%) of the Fifth Royalty Prepayment within forty-five (45) days following the commencement of the fifth Contract Year;

                    (ii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-four percent (24%) of the Fifth Royalty Prepayment within forty-five (45) days following the commencement of the second quarter of the fifth Contract Year;

                    (iii) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign Twenty-six percent (26%) of the Fifth Royalty Prepayment within forty-five (45) days following the commencement of the third quarter of the fifth Contract Year; and

                    (iv) Subject to the terms of Section 6(f) below, SDTI will pay VeriSign twenty-eight percent (28%) of the Fifth Royalty Prepayment within forty-five (45) days following the commencement of the fourth quarter of the fifth Contract Year.

               (f) All royalties (including prepaid royalties) due from SDTI shall be nonrefundable, and prepaid royalties shall be payable by SDTI net 30 days from the date of any invoice from VeriSign. In no event shall SDTI be in breach hereunder for failure to pay any royalties not invoiced by VeriSign. Royalties prepaid in each Contract Year are cumulative and do not expire; e.g. in the event that royalties which would be due to VeriSign in any Contract Year are less than royalties prepaid by SDTI to date, then SDTI shall receive credit for all unused royalties prepaid to date. For example, if at the start of the third Contract Year, SDTI has prepaid royalties to VeriSign in the amount of $3,350,000, but royalties otherwise due to VeriSign from SDTI's sale of Products during the first Contract Year and second Contract Year equal only $1,000,000, then SDTI is credited with an additional $2,350,000 of prepaid royalties in addition to royalties prepaid by SDTI for the third Contract Year.

               (g) Notwithstanding the foregoing, SDTI may at its sole discretion, elect not to maintain its exclusivity at any time. In the event that SDTI elects not to maintain its exclusivity, SDTI will: (i) inform VeriSign in writing of its decision at least ninety (90) days prior to the end of any Contract Year; (ii) if SDTI so elects not to maintain exclusivity during the first three Contract Years, deliver to VeriSign, within thirty (30) days following delivery of such notice, an amount equal to the royalty prepayment which would otherwise be due for the first two quarters of the following Contract Year; (iii) if SDTI so elects not to maintain exclusivity during the fourth Contract Year, deliver to VeriSign, within thirty (30) days following delivery of such notice, an amount equal to the royalty prepayment which would otherwise be due for the first quarter of the fifth Contract Year; and (iv) have no further obligation to pay the remaining royalty prepayments described in this paragraph; provided however, that any
                                                 ----------------
                    payments remaining for the Contract Year in which the election not to maintain exclusivity is made must be paid on the schedule set forth in this Section 6. In the event SDTI elects not to maintain its exclusivity during the fifth Contract Year, SDTI will not owe any additional royalty prepayments to VeriSign.

               (h) Upon expiration of the fifth Contract Year, the license granted herein shall be nonexclusive, unless otherwise agreed in writing by the parties.

               7.  Sale of the VeriSign OnSite Service. During the term of this
                   -----------------------------------
               Agreement, VeriSign shall pay SDTI a bounty equal to Eight Percent (8%) of Net Revenue received by VeriSign by each New OnSite Customer during that customer's first year of using the VeriSign OnSite Service. VeriSign shall deliver to SDTI amounts due to SDTI hereunder within thirty days following the end of each calendar quarter, together with a report including sufficient information to enable SDTI to calculate amounts due to SDTI during such prior calendar quarter. Such report shall include the name of the New OnSite Customer, the first year revenue recognized by VeriSign from that New OnSite Customer, and shall be deemed to be Confidential Information.

               Furthermore, VeriSign shall keep all proper records and books of account and proper entries therein relating to its sale of the VeriSign OnSite Service to New OnSite Customers. On no less than 30 days' prior written notice and no more than once annually, SDTI may request that an independent certified public accountant audit the applicable records during regular business hours at VeriSign's offices to verify statements rendered hereunder. SDTI shall bear the expenses of any such audit; provided that if such audit reveals that bounties paid by VeriSign for any period are less than 95% of what should have been paid by VeriSign, on SDTI's request, VeriSign shall pay the reasonable costs of such audit in addition to royalties then due and owing to SDTI.

11)  Amount Due Under Statement of Work.  Pursuant to the original statement of
     ----------------------------------
     work set forth as Exhibit C to the Agreement, SDTI agreed to pay VeriSign an amount equal to Three Hundred Sixty Thousand Dollars ($360,000) (the "Final Milestone Payment") upon completion of the final milestone of work due from VeriSign. As a result of reprioritization of work that SDTI has requested that VeriSign complete, SDTI agrees to pay VeriSign the Final Milestone Payment upon occurrence of Release 1 as set forth in the revised Statement of Work attached hereto as Exhibit C. Release 1 is currently
                                          ---------
     targeted to occur on January 28, 1999.

12)  No Conflict with Noncompetition Agreement.  Subject to the terms of Section
     -----------------------------------------
     4.2 hereof, VeriSign acknowledges and agrees that the arrangements contemplated by this

     Amendment, and SDTI's performance of its obligations hereunder, do not conflict with the noncompetition obligations of SDTI set forth in Paragraph
     2.1 of the Non-Compete and Non-Solicitation Agreement dated April 1995 in effect between VeriSign and SDTI's subsidiary, RSA Data Security, Inc. ("RSA").

13)  Execution of RSA Amendment. Simultaneously herewith, RSA and VeriSign are
     --------------------------
     executing Amendment Number Two to BSAFE/TIPEM Master License Agreement dated April 18, 1995 (the "RSA Amendment"). The parties acknowledge and agree that execution of the RSA Amendment is a condition to the effectiveness of this Amendment, and if either party fails to execute the RSA Amendment, then this Amendment is void and of no force and effect.

14)  Counterparts.  This Amendment may be executed in counterparts, each of
     ------------
     which shall be an original and together which shall constitute one and the same instrument.

15)  Effect of Amendment.  This Amendment amends the Master Agreement as of the
     -------------------
     Effective Date, and except as amended hereby, the Master Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Number One as of the date first above written.


VERISIGN, INC.                            SECURITY DYNAMICS TECHNOLOGIES,
                                          INC.

By:  /s/ Stratton Sclavos                      By:  /s/ Albert E. Sisto
   ----------------------                         ---------------------

Title:   President and CEO                     Title:  Chief Operating Officer
      --------------------                           -------------------------

                                  EXHIBIT "C"
                               STATEMENT OF WORK

SCOPE OF ENGINEERING SUPPORT FOR RSA LICENSE OF OEM PRODUCT
-----------------------------------------------------------

This document is the fifth draft of the proposed scope of VeriSign Engineering Support that will be provided as part of the RSA contract to license the VeriSign OEM product.

1.   MAINTENANCE
     -----------

VeriSign will provide fixes to bugs reported by RSA. Bug fixes will normally be distributed in the form of periodic maintenance releases, or in the case of severe bugs patches will be supplied.

2.   TECHNICAL SUPPORT
     -----------------

Technical support will be provided to RSA to assist in problem diagnosis and resolution. This support will be provided to RSA Engineering, and will not be provided directly to RSA customers.

3.   DESIGN CONSULTING
     -----------------

Design consulting services will be provided to RSA to assist RSA in developing enhancements and modifications to the OEM product. This is expected to be in the form of responding to questions about the internals of the OEM product, and providing advice about how to best implement a new feature or modification.

Two areas where VeriSign anticipates that design consulting will be required are in the areas of key management and support for hardware signers.

The design consulting support will be limited to 1 man month of effort.

4.   FEATURE ENHANCEMENTS
     --------------------

RSA has identified a number of additional features that are required, and has requested that they are delivered in four releases. These features will be delivered on both the Solaris and NT platforms.

RELEASE 1
---------

Release 1 will be an intermediate development release and will not have the same level of testing performed on it as other releases. Integration and QA time will be limited to 5 days in order to have minimal impact on the ship dates of the later releases.

4.1 CREATE A HOME PAGE AT THE SUBSCRIBER WEB SERVER THAT LINKS TO EACH JURISDICTION'S USER SERVICES PAGE.

A page will be created that contains a link to each jurisdiction's user services page.

4.2  DUAL KEY SUPPORT

A form of dual key support will be implemented according to the specification that SDI supplied to VeriSign. The implementation of this requirement will allow the user to select the type of certificate (signing, encryption or both signing and encryption) from the enrollment form. If two certificates are required, two separate enrollments will have to be done. In addition to providing the capability to request and deliver certificates that have the key usage se in this way, modifications will be made to allow multiple certificates for the same DN but with different key usage.

4.3  FURTHER AUTOMATION OF INSTALLATION

Currently, the Master Encryption Key and the access control signers must be created by the system administrator after installation. Support will be provided to move these tasks to installation. Currently, the Web UI passes certain parameters to the CGI programs that perform the processing required. Instead of this, the installation process that RSA will write will capture the required input and pass it to the CGI programs. It is not expected that any change of functionality will be required of the OEM product to support this change, and it is assumed that the installation process will start the query manager before creating the access control signers. RSA will be performing this task.

RELEASE 2
---------

4.4 REMOVE THE REQUIREMENT TO RESTART THE SIGNING SERVER AFTER THE CREATION OF NEW SIGNERS

Currently after signer has been added using the signer wizard, the signing server must be restated manually so that the new signer can be loaded in to the signing server. The need to perform this manual step will be eliminated. Instead, the signer wizard will send a message to the signing server to that will cause it to load the new signer automatically.

4.5  USE ONE LINK FOR CERTIFICATE RETRIEVAL

Currently, there are separate links for certificate retrieval, one for each browser type. A change will be implemented such that there is one link that will work for both the Netscape and the IE browsers.

4.6  IMPORT SIGNER FUNCTION

Currently the PKCS10 Certificate Signing Request is generated as a file, and the user has to retrieve it from the file system. Instead of this, an option from the signer management function will be added that displays the PKCS10 as a BASE64 encoded string that can be easily copied from the page.

RELEASE 3
---------

4.7  INTERNATIONAL SUPPORT

Currently, text that is present in the Web pages of the user interface and the messages stored in the logging server can be localized, but entry fields do not support international character sets. Additional support will be implemented to allow international character sets to be used in the majority of entry fields.

This support will be the same as tat implemented in VeriSign's core software, briefly described as follows. Each Web page of the UI can have a new name value pair added that defines that encoding scheme to be 7 bit ASCII, 8 bit or multi-byte. Sophia uses this value to then translate the encoding scheme into UTF8 using the support that is in Solaris 2.6 (which is a pre-requisite). The UTF8 encoded data is then used by the backend, and data is stored in the database in the UTF8 format. Although the CA software does have the capability of putting the UTF8 representation of the international character set into a certificate, this is not a practice that VeriSign currently follows because many applications that use certificates to do yet have the support to deal with this.

VeriSign does not currently have an implementation on NT, and this will be created as part of this task in a manner as close to the above implementation as possible. Further, it is assumed that the Progress database is able to handle UTF8, and if work has to be done that is specific to the use of Progress that is not included within the scope of work.

RELEASE 4
---------

4.8  ADD CF/LF AS LINE TERMINATORS TO ALL THE INSTALLED TEXT FILES NO NT.

CR/LF will be added as line terminators to the installed text files on NT.

4.9  EXPORT SIGNER FUNCTION

A new function will be added that is the inverse of the Import Signer function. It will provide the capability to sign a CSR of a signer that is resident in another OEM CA server. In this way, a hierarchy can be created with the other CA subordinate to the OEM CA that performs this new function. This function will allow the import of a CSR, will be able to sign the CSR and will be able to export the signed CA certificate.

4.10 PROVIDE SUPPORT FOR THE CRS PROTOCOL

Support will be implemented for the CRS protocol so that the OEM CA can provide services supported by this protocol. These services include enrollment, pickup, and revocation.

4.11 CERTIFICATE VALIDATION MODULE

This is a standalone module that plugs into a Netscape or IIS Web server and performs CRL retrieval and certificate validation. Currently, it works with the VeriSign Onsite 4.0 service. This module will be made to work with the OEM CA. That is, the certificate validation module will be able to download CRLs from the OEM CA in the same way that it does today from the VeriSign Onsite service.

4.12 API FOR AUTOMATED AUTHENTICATION

An API will be developed that will provide the capability to be able to interfere with a user written function that will provide automated approval of a certificate request. The capability that will be provided will be functionally similar to that which is provided by the Onsite auto admin toolkit. However, the implementation will be different because there is no need to distribute the functionality to a front end RA as is done in Onsite. Instead, the API that currently exists in the auto admin toolkit will be implemented in the CA server so that the user does not have to set up the auto admin toolkit which is designed for use in a service environment.

4.13 AUTOMATED CERTIFICATE RENEWAL FEATURES

In Onsite 4.0, a number of features for automated certificate have been added. These features will be added to the OEM CA product.

4.14 ADD DATABASE PURGE CAPABILITY.

A database purge capability will be created so that old entries can be purged from database tables. A UI will be provided that requests the system administrator to provide a date prior to which all entries will be purged.

RESOURCE ASSUMPTIONS
--------------------

VeriSign will commit resources as follows:

1/1/99 to 4/22/99  - 4 Engineers

4/23/99 to 12/31/99  - 3 Engineers

It is assumed that the design consulting is evenly distributed throughout the year. If heavy consulting is needed in a particular period, this may impact the release schedule, and VeriSign will inform RSA at the time of the request for consulting.

SCHEDULE FOR RELEASES
---------------------

The target dates for the release are as follows:

Release 1    1/28/99
Release 2    3/4/99
Release 3    4/23/99
Release 4    9/28/99

5.   OPEN ISSUES
     -----------

RSA has expressed an interest in being able to have the Application Integration Toolkit included in the scope of this agreement. The licensing issues associated with this are currently being researched.

                                   Exhibit H
                                   ---------
                               VeriSign Support
                               ----------------


During the term of this Agreement, VeriSign shall provide to SDTI person-power equivalent to up to three persons dedicated to maintenance, technical support, design consulting, compatibility, and enhancement of the Developed Technology.

In the first Contract Year, the specific named set of deliverables for the activities specified above are outlined in Exhibit C (Statement of Work), and any VeriSign support efforts will be directed toward fulfilling those
deliverables.   In subsequent years and at least annually, VeriSign and SDI will meet to determine the allocation of person-power to the categories specified above. The parties acknowledge and agree that the primary purpose of these ongoing activities is for maintenance and support of the Developed Technology and to ensure that the Developed Technology is Functionally Compatible with the VeriSign OnSite Platform.

In order to ensure that the products are Functionally Compatible, VeriSign shall deliver to SDTI updates for the VeriSign OnSite Platform as required by SDTI at no cost.

After completing necessary maintenance and technical support for SDTI, remaining person-power will be applied to design consulting and enhancement activity as determined at the meeting discussed above.